JOINT FILING AGREEMENT, BY AND BETWEEN THE REPORTING PERSONS,
DATED JUNE 11, 2026

Exhibit A

AGREEMENT

The undersigned being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities
Exchange Act of 1934, as amended, to file this Schedule 13D (including amendments thereto) jointly on behalf of each such party.

Date: June 11, 2026

MADISON BOND LLC

/s/ Henry Ikezi
Name: Henry Ikezi
Title: Manager of FUN Investment Homes, LLC, Manager of Madison Bond LLC
Date: 06/11/2026

BAYSIDE PROJECT LLC

/s/ Henry Ikezi
Name: Henry Ikezi
Title: Manager
Date: 06/11/2026

FUN INVESTMENT HOMES, LLC

/s/ Henry Ikezi
Name: Henry Ikezi
Title: Manager
Date: 06/11/2026

HENRY IKEZI

/s/ Henry Ikezi
Date: 06/11/2026